Exhibit 12.2

CERTIFICATION

I, Tommy Siu Lun Fork, Chief Financial Officer of Ninetowns Internet Technology Group Company Limited (the “Company”), certify that:

1.	I have reviewed this annual report on Form 20-F of the Company, as amended by this Amendment No. 1 on Form 20-F/A; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 11, 2012

By:	/s/ Tommy Siu Lun Fork
Name:	Tommy Siu Lun Fork

Title:	Chief Financial Officer